EXHIBIT 99.01


Northern States Power Company Cautionary Factors

     The Private Securities Litigation Reform Act of 1995 provides a new "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Northern States Power Company (the Company). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in the Company's documents or oral presentations, the words "anticipate", "estimate", "expect", "objective" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

- -            Economic conditions including inflation rates and
             monetary fluctuations;

- -            Trade, monetary, fiscal, taxation, and environmental
             policies of governments, agencies and similar organizations in geographic areas where the Company has a financial interest;

- -            Customer business conditions including demand for their
             products or services and supply of labor and materials used in creating their products and services;

- -            Financial or regulatory accounting principles or policies
             imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

- -            Availability or cost of capital such as changes in:
             interest rates; market perceptions of the utility industry, the Company or any of its subsidiaries; or security ratings;

- -            Factors affecting utility and non-utility operations such
             as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline system constraints;

- -            Employee workforce factors including loss or retirement
             of key executives, collective bargaining agreements with union employees, or work stoppages;

- -            Increased competition in the utility industry, including:
             industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

- -            Rate-setting policies or procedures of regulatory
             entities, including environmental externalities;

- -            Nuclear regulatory policies and procedures including
             operating regulations and used nuclear fuel storage;

- -            Social attitudes regarding the utility and power
             industries;

- -            Cost and other effects of legal and administrative
             proceedings, settlements, investigations and claims;

- -            Technological developments that result in competitive
             disadvantages and create the potential for impairment of existing assets;

- -            Numerous matters associated with the proposed combination
             of the Company and Wisconsin Energy Corporation to form Primergy Corporation (Primergy), including:

             - Regulatory authorities' decisions regarding business combination issues including the approval of the business combination as proposed, the rate structure of utility operating companies after the merger, transmission system operation and administration, or divestiture of gas utility or non-regulated portions of the Company's business;

             - Qualification of the transaction as a pooling of interests;

             - Factors affecting the anticipated cost savings including national and regional economic conditions, national and regional competitive conditions, inflation rates, weather conditions, financial market conditions, and synergies resulting from the business combination;

             - Allocation of benefits of cost savings between shareholders and customers, which will depend, among other things, upon the results of regulatory proceedings in various jurisdictions;

             - Regulation of Primergy as a registered public utility holding company and other different or additional federal and state regulatory requirements or restrictions to which Primergy and its subsidiaries may be subject as a result of the business combination (including conditions which may be imposed in connection with obtaining the regulatory approvals necessary to consummate the business combination, such as the possible requirement to divest gas utility and possibly certain non-regulated operations);

             - Factors affecting dividend policy including results of operations and financial condition of Primergy and its subsidiaries and such other business considerations as the Primergy Board of Directors considers relevant.

- -            Factors associated with non-regulated investments
             including conditions of final legal closing, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;

- -            Most of the current project investments made by the
             Company's subsidiary, NRG Energy, Inc. (NRG) consist of minority interests, and a substantial portion of future investments may take the form of minority interests, which limits NRG's ability to control the development or operation of the project;

- -            Other business or investment considerations that may be
             disclosed from time to time in the Company's Securities and Exchange Commission filings or in other publicly disseminated written documents.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.